Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2015 First Quarter Results

Net new orders of 1,571, up 20%, net new order value up 31%
Q1 2015 backlog value of $1.3 billion, up 29% from Q1 2014

IRVINE, CALIFORNIA, April 30, 2015.  Standard Pacific Corp. (NYSE: SPF) today announced results for the first quarter ended March 31, 2015.

2015 First Quarter Highlights and Comparisons to 2014 First Quarter

•	Net new orders of 1,571, up 20%; Dollar value of net new orders up 31%
•	Backlog of 2,310 homes, up 15%; Dollar value of backlog up 29%
•	198 average active selling communities, up 14%
•	972 new home deliveries, down 2%
•	Average selling price of $482 thousand, up 7%
•	Home sale revenues of $468.4 million, up 5%
•	Gross margin from home sales of 24.2%, compared to 26.6%
•	Operating margin from home sales of $47.5 million, or 10.1%, compared to $60.1 million, or 13.4%
•	Net income of $31.6 million, or $0.08 per diluted share, vs. net income of $38.2 million, or $0.09 per diluted share
•	$160.1 million of land purchases and development costs, compared to $224.1 million

Scott Stowell, the Company's President and Chief Executive Officer commented, "I'm pleased with our first quarter results and the start to the spring selling season.  With our orders up 20%, backlog value up 29% and the solid improvement we are seeing in our backlog gross margin, 2015 is setting up to be another year of solid growth and performance for the Company."

Orders.  Net new orders for the 2015 first quarter were up 20% from the 2014 first quarter, to 1,571 homes, with the dollar value of these orders up 31%.  The Company's monthly sales absorption rate was 2.6 per community for the 2015 first quarter, up 5% from the 2014 first quarter and up 49% compared to the 2014 fourth quarter.  The increase in sales absorption rate from the 2014 fourth quarter to the 2015 first quarter was above the seasonality we typically experience in our business.  The Company's cancellation rate for the 2015 first quarter was 11% compared to 14% for the 2014 first quarter and 21% for the 2014 fourth quarter.

Backlog.  The dollar value of homes in backlog increased 29% to $1.3 billion, or 2,310 homes, compared to $1.0 billion, or 2,016 homes, for the 2014 first quarter, and increased 41% compared to $916.4 million, or 1,711 homes, for the 2014 fourth quarter.  The increase in year-over-year backlog value was driven primarily by a 13% increase in the average selling price of the homes in backlog, reflecting the continued execution of our move-up homebuyer focused strategy and a favorable pricing environment in select markets.

Revenue.  Revenues from home sales for the 2015 first quarter increased 5%, to $468.4 million, as compared to the prior year period, resulting primarily from a 7% increase in the Company's average home price to $482 thousand, partially offset by a 2% decrease in new home deliveries.  The increase in average home price was primarily attributable to a shift to more move-up product and general price increases within a majority of the Company's markets.  The decrease in new home deliveries compared to the prior year period was driven primarily by a 14% decrease in deliveries from the Company's California region, partially offset by an 11% increase from the Company's Southwest region.

Gross Margin.  Gross margin percentage from home sales for the 2015 first quarter was 24.2%, down 100 basis points from last quarter, consistent with the Company's expectations.  As previously disclosed, we anticipate our full year gross margin will be in the 24-25% range.

Land.  During the 2015 first quarter, the Company spent $160.1 million on land purchases and development costs, compared to $224.1 million for the 2014 first quarter. The Company purchased $78.5 million of land, consisting of 971 homesites, of which 31% (based on homesites) is located in California, 28% in Texas, 21% in the Carolinas, 19% in Florida, and 1% in Colorado.  As of March 31, 2015, the Company owned or controlled 35,183 homesites, of which 24,771 were owned and actively selling or under development, 5,999 were controlled or under option, and the remaining 4,413 homesites were held for future development or for sale.  The homesites owned that are actively selling or under development represent a 5.0 year supply based on the Company's deliveries for the trailing twelve months ended March 31, 2015.

Liquidity.  The Company ended the quarter with $516 million of available liquidity, including $81 million of unrestricted homebuilding cash and $435 million available to borrow under the revolving credit facility. The revolving credit facility has an accordion feature under which the aggregate commitment may be increased from $450 million to a maximum amount of $750 million, subject to the Company's future needs and the availability of additional bank capacity.  The Company's homebuilding debt to book capitalization as of March 31, 2015 and 2014 was 56.0% and 54.9%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 54.6%* and 51.7%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending March 31, 2015 and 2014 was 4.6x* and 4.5x*, respectively.

Earnings Conference Call

A conference call to discuss the Company's 2015 first quarter results will be held at 12:00 p.m. Eastern time May 1, 2015.  The call will be broadcast live over the Internet and can be accessed through the Company's website at http://ir.standardpacifichomes.com.  The call will also be accessible via telephone by dialing (888) 299-7230 (domestic) or (719) 325-2359 (international); Passcode: 7558033. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 7558033.

About Standard Pacific

Standard Pacific Homes (NYSE: SPF) has been building beautiful, high-quality homes and neighborhoods since its founding in Southern California in 1965.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design, the Company utilizes its decades of land acquisition, development and homebuilding expertise to successfully navigate today's complex landscape to acquire and build desirable communities in locations that meet the high expectations of the Company's targeted move-up homebuyers.  Currently offering new homes in major metropolitan areas in Arizona, California, Colorado, Florida, North Carolina, South Carolina, and Texas, we invite you to learn more about us by visiting standardpacifichomes.com.

This news release contains forward-looking statements.  These statements include but are not limited to statements regarding new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, our strategy; our future cash needs and the availability of additional bank commitments; the spring selling season; and our future growth and performance.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's mortgage banking operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
Contact:
Jeff McCall, EVP & CFO (949) 789-1655, jmccall@stanpac.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	March 31,	March 31,	Percentage	December 31,	Percentage
	2015	2014	or % Change	2014	or % Change
Operating Data	(Dollars in thousands)

Deliveries	972	995	(2%)	1,475	(34%)
Average selling price	$482	$449	7%	$491	(2%)
Home sale revenues	$468,379	$446,918	5%	$724,342	(35%)
Gross margin % (including land sales)	24.3%	25.8%	(1.5%)	24.2%	0.1%
Gross margin % from home sales	24.2%	26.6%	(2.4%)	25.2%	(1.0%)
Adjusted gross margin % from home sales (excluding interest
amortized to cost of home sales)*	29.0%	32.0%	(3.0%)	30.2%	(1.2%)
Incentive and stock-based compensation expense	$4,422	$5,028	(12%)	$7,364	(40%)
Selling expenses	$26,123	$22,699	15%	$35,746	(27%)
G&A expenses (excluding incentive and stock-based
compensation expenses)	$35,525	$30,863	15%	$36,162	(2%)
SG&A expenses	$66,070	$58,590	13%	$79,272	(17%)
SG&A % from home sales	14.1%	13.1%	1.0%	10.9%	3.2%
Operating margin from home sales	$47,492	$60,083	(21%)	$103,455	(54%)
Operating margin % from home sales	10.1%	13.4%	(3.3%)	14.3%	(4.2%)
Net new orders (homes)	1,571	1,311	20%	978	61%
Net new orders (dollar value)	$829,930	$633,818	31%	$494,064	68%
Average active selling communities	198	174	14%	184	8%
Monthly sales absorption rate per community	2.6	2.5	5%	1.8	49%
Cancellation rate	11%	14%	(3%)	21%	(10%)
Gross cancellations	200	221	(10%)	258	(22%)
Cancellations from current quarter sales	84	90	(7%)	70	20%
Backlog (homes)	2,310	2,016	15%	1,711	35%
Backlog (dollar value)	$1,293,272	$1,001,385	29%	$916,376	41%

Cash flows (uses) from operating activities	$(94,071)	$(117,563)	20%	$(103,851)	9%
Cash flows (uses) from investing activities	$(7,884)	$10,286		$(5,690)	(39%)
Cash flows (uses) from financing activities	$(6,840)	$(50,902)	87%	$296,266
Land purchases (incl. seller financing)	$78,494	$144,744	(46%)	$172,320	(54%)
Adjusted Homebuilding EBITDA*	$74,457	$89,008	(16%)	$143,529	(48%)
Adjusted Homebuilding EBITDA Margin %*	15.8%	19.3%	(3.5%)	19.0%	(3.2%)
Homebuilding interest incurred	$41,803	$38,786	8%	$39,960	5%
Homebuilding interest capitalized to inventories owned	$41,401	$38,213	8%	$39,594	5%
Homebuilding interest capitalized to investments in JVs	$402	$573	(30%)	$366	10%
Interest amortized to cost of sales (incl. cost of land sales)	$22,638	$24,983	(9%)	$39,354	(42%)

	As of
	March 31,	December 31,	Percentage
	2015	2014	or % Change
Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$120,167	$218,650	(45%)
Inventories owned	$3,480,777	$3,255,204	7%
Homesites owned and controlled	35,183	35,430	(1%)
Homes under construction	2,317	2,032	14%
Completed specs	424	515	(18%)
Deferred tax asset valuation allowance	$1,375	$2,561	(46%)
Homebuilding debt	$2,151,607	$2,136,082	1%
Stockholders' equity	$1,688,355	$1,676,688	1%
Adjusted stockholders' equity per share (including if-converted
preferred stock)*	$4.66	$4.62	1%
Total consolidated debt to book capitalization	57.1%	57.0%	0.1%
Adjusted net homebuilding debt to total adjusted
book capitalization*	54.6%	53.3%	1.3%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 10.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$468,379	$446,918
Land sale revenues	1,899	13,281
Total revenues	470,278	460,199
Cost of home sales	(354,817)	(328,245)
Cost of land sales	(1,356)	(13,004)
Total cost of sales	(356,173)	(341,249)
Gross margin	114,105	118,950
Gross margin %	24.3%	25.8%
Selling, general and administrative expenses	(66,070)	(58,590)
Income (loss) from unconsolidated joint ventures	(451)	(437)
Other income (expense)	(296)	(13)
Homebuilding pretax income	47,288	59,910
Financial Services:
Revenues	4,919	4,984
Expenses	(4,101)	(3,440)
Other income	390	161
Financial services pretax income	1,208	1,705
Income before taxes	48,496	61,615
Provision for income taxes	(16,891)	(23,456)
Net income	31,605	38,159
Less: Net income allocated to preferred shareholder	(7,662)	(9,147)
Less: Net income allocated to unvested restricted stock	(67)	(59)
Net income available to common stockholders	$23,876	$28,953

Income Per Common Share:
Basic	$0.09	$0.10
Diluted	$0.08	$0.09

Weighted Average Common Shares Outstanding:
Basic	273,635,605	277,948,342
Diluted	310,391,822	315,894,969

Weighted average additional common shares outstanding
if preferred shares converted to common shares	87,812,786	87,812,786

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	398,204,608	403,707,755

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$80,926	$180,428
Restricted cash	39,241	38,222
Trade and other receivables	25,970	19,005
Inventories:
Owned	3,480,777	3,255,204
Not owned	50,856	85,153
Investments in unconsolidated joint ventures	51,362	50,111
Deferred income taxes, net	273,678	276,402
Other assets	39,872	42,592
Total Homebuilding Assets	4,042,682	3,947,117
Financial Services:
Cash and equivalents	22,672	31,965
Restricted cash	1,295	1,295
Mortgage loans held for sale, net	98,692	174,420
Mortgage loans held for investment, net	18,518	14,380
Other assets	8,290	5,243
Total Financial Services Assets	149,467	227,303
Total Assets	$4,192,149	$4,174,420

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$58,564	$45,085
Accrued liabilities	199,846	223,783
Revolving credit facility	15,000	―
Secured project debt and other notes payable	4,378	4,689
Senior notes payable	2,132,229	2,131,393
Total Homebuilding Liabilities	2,410,017	2,404,950
Financial Services:
Accounts payable and other liabilities	2,240	3,369
Mortgage credit facilities	91,537	89,413
Total Financial Services Liabilities	93,777	92,782
Total Liabilities	2,503,794	2,497,732
Equity:
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares
authorized; 267,829 shares issued and outstanding
at March 31, 2015 and December 31, 2014	3	3
Common stock, $0.01 par value; 600,000,000 shares
authorized; 274,390,765 and 275,141,189 shares
issued and outstanding at March 31, 2015 and
December 31, 2014, respectively	2,744	2,751
Additional paid-in capital	1,326,771	1,346,702
Accumulated earnings	358,837	327,232
Total Equity	1,688,355	1,676,688
Total Liabilities and Equity	$4,192,149	$4,174,420

INVENTORIES

	March 31,	December 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$2,287,004	$2,248,289
Homes completed and under construction	1,007,853	827,612
Model homes	185,920	179,303
Total inventories owned	$3,480,777	$3,255,204

Inventories Owned by Segment:
California	$1,520,677	$1,422,330
Southwest	852,540	799,473
Southeast	1,107,560	1,033,401
Total inventories owned	$3,480,777	$3,255,204

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
	(Dollars in thousands)
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$31,605	$38,159
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Amortization of stock-based compensation	2,695	2,372
Excess tax benefits from share-based payment arrangements	(3,369)	―
Deferred income tax provision	16,874	23,622
Other operating activities	1,892	1,616
Changes in cash and equivalents due to:
Trade and other receivables	(7,008)	(17,549)
Mortgage loans held for sale	75,724	51,938
Inventories - owned	(199,972)	(188,759)
Inventories - not owned	(5,878)	(8,165)
Other assets	76	(833)
Accounts payable	13,479	1,376
Accrued liabilities	(20,189)	(21,340)
Net cash provided by (used in) operating activities	(94,071)	(117,563)

Cash Flows From Investing Activities:
Investments in unconsolidated homebuilding joint ventures	(7,639)	(2,787)
Distributions of capital from unconsolidated joint ventures	5,732	14,808
Other investing activities	(5,977)	(1,735)
Net cash provided by (used in) investing activities	(7,884)	10,286

Cash Flows From Financing Activities:
Change in restricted cash	(1,019)	(5,238)
Net proceeds from (payments on) revolving credit facility	15,000	―
Principal payments on secured project debt and other notes payable	(311)	(890)
Net proceeds from (payments on) mortgage credit facilities	2,124	(48,370)
Repurchases of common stock	(22,073)	―
Issuance of common stock under employee stock plans	(3,930)	3,596
Excess tax benefits from share-based payment arrangements	3,369	―
Net cash provided by (used in) financing activities	(6,840)	(50,902)

Net increase (decrease) in cash and equivalents	(108,795)	(158,179)
Cash and equivalents at beginning of period	212,393	363,291
Cash and equivalents at end of period	$103,598	$205,112

Cash and equivalents at end of period	$103,598	$205,112
Homebuilding restricted cash at end of period	39,241	26,698
Financial services restricted cash at end of period	1,295	1,295
Cash and equivalents and restricted cash at end of period	$144,134	$233,105

REGIONAL OPERATING DATA

	Three Months Ended March 31,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
California	292	$634	339	$624	(14%)	2%
Arizona	57	322	63	305	(10%)	6%
Texas	198	494	149	415	33%	19%
Colorado	40	552	53	484	(25%)	14%
Southwest	295	469	265	403	11%	16%
Florida	201	414	235	350	(14%)	18%
Carolinas	184	337	156	298	18%	13%
Southeast	385	377	391	329	(2%)	15%
Consolidated total	972	$482	995	$449	(2%)	7%

	Three Months Ended March 31,
	2015		2014		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
California	526	$688	473	$646	11%	7%
Arizona	95	346	67	305	42%	13%
Texas	309	503	235	464	31%	8%
Colorado	83	527	53	480	57%	10%
Southwest	487	477	355	436	37%	9%
Florida	313	469	283	395	11%	19%
Carolinas	245	363	200	307	23%	18%
Southeast	558	423	483	359	16%	18%
Consolidated total	1,571	$528	1,311	$483	20%	9%

	Three Months Ended March 31,
	2015	2014	% Change
Average number of selling communities during the period:
California	48	46	4%
Arizona	13	11	18%
Texas	47	35	34%
Colorado	9	10	(10%)
Southwest	69	56	23%
Florida	53	41	29%
Carolinas	28	31	(10%)
Southeast	81	72	13%
Consolidated total	198	174	14%

	At March 31,
	2015		2014		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
California	532	$408,967	530	$360,371	0%	13%
Arizona	134	48,814	109	38,032	23%	28%
Texas	582	306,326	376	184,452	55%	66%
Colorado	118	67,576	108	55,930	9%	21%
Southwest	834	422,716	593	278,414	41%	52%
Florida	563	320,119	552	248,543	2%	29%
Carolinas	381	141,470	341	114,057	12%	24%
Southeast	944	461,589	893	362,600	6%	27%
Consolidated total	2,310	$1,293,272	2,016	$1,001,385	15%	29%

REGIONAL OPERATING DATA (Continued)

	At March 31,
	2015	2014	% Change
Homesites owned and controlled:
California	9,880	9,545	4%
Arizona	2,041	2,302	(11%)
Texas	4,640	4,555	2%
Colorado	1,047	1,254	(17%)
Nevada	1,124	1,124	―
Southwest	8,852	9,235	(4%)
Florida	12,372	12,257	1%
Carolinas	4,079	4,678	(13%)
Southeast	16,451	16,935	(3%)
Total (including joint ventures)	35,183	35,715	(1%)

Homesites owned	29,184	28,743	2%
Homesites optioned or subject to contract	5,801	6,707	(14%)
Joint venture homesites	198	265	(25%)
Total (including joint ventures)	35,183	35,715	(1%)

Homesites owned:
Raw lots	8,221	6,892	19%
Homesites under development	7,659	9,811	(22%)
Finished homesites	7,654	6,341	21%
Under construction or completed homes	3,428	3,198	7%
Held for sale	2,222	2,501	(11%)
Total	29,184	28,743	2%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such me asures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding interest amortized to cost of home sales.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	March 31, 2015	Gross Margin %	March 31, 2014	Gross Margin %	December 31, 2014	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$468,379		$446,918		$724,342
Less: Cost of home sales	(354,817)		(328,245)		(541,615)
Gross margin from home sales	113,562	24.2%	118,673	26.6%	182,727	25.2%
Add: Capitalized interest included in cost
of home sales	22,395	4.8%	24,368	5.4%	36,370	5.0%
Adjusted gross margin from home sales, excluding
interest amortized to cost of home sales	$135,957	29.0%	$143,041	32.0%	$219,097	30.2%

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	March 31, 2015	December 31, 2014	March 31, 2014
	(Dollars in thousands)

Total consolidated debt	$2,243,144	$2,225,495	$1,892,491
Less:
Financial services indebtedness	(91,537)	(89,413)	(52,497)
Homebuilding cash	(120,167)	(218,650)	(221,400)
Adjusted net homebuilding debt	2,031,440	1,917,432	1,618,594
Stockholders' equity	1,688,355	1,676,688	1,513,087
Total adjusted book capitalization	$3,719,795	$3,594,120	$3,131,681

Total consolidated debt to book capitalization	57.1%	57.0%	55.6%

Adjusted net homebuilding debt to total adjusted book capitalization	54.6%	53.3%	51.7%

Homebuilding debt	$2,151,607	$2,136,082	$1,839,994
LTM adjusted homebuilding EBITDA	$465,453	$480,004	$408,806
Homebuilding debt to adjusted homebuilding EBITDA	4.6x	4.5x	4.5x

The table set forth below calculates adjusted stockholders' equity per common share.  The Company believes that the adjusted stockholders' equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving the pro forma effect to the conversion of our outstanding preferred shares assuming full conversion to common stock.

	March 31,	December 31,
	2015	2014

Actual common shares outstanding	274,390,765	275,141,189
Add: Conversion of preferred shares to common shares	87,812,786	87,812,786
Pro forma common shares outstanding	362,203,551	362,953,975

Stockholders' equity (Dollars in thousands)	$1,688,355	$1,676,688
Divided by pro forma common shares outstanding	÷ 362,203,551	÷ 362,953,975
Adjusted stockholders' equity per common share	$4.66	$4.62

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiaries.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company's ability to service debt and obtain financing.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended March 31,
	March 31, 2015	March 31, 2014	December 31, 2014	2015	2014
	(Dollars in thousands)

Net income	$31,605	$38,159	$64,644	$209,311	$205,050
Provision for income taxes	16,891	23,456	39,738	127,534	78,870
Homebuilding interest amortized to cost of sales and interest expense	22,638	24,983	39,354	120,767	118,876
Homebuilding depreciation and amortization	1,385	1,145	1,206	5,030	3,972
Amortization of stock-based compensation	2,695	2,372	733	8,792	9,856
EBITDA	75,214	90,115	145,675	471,434	416,624
Add:
Cash distributions of income from unconsolidated joint ventures	―	―	―	1,875	1,500
Less:
Income (loss) from unconsolidated joint ventures	(451)	(437)	(326)	(682)	(622)
Income from financial services subsidiaries	1,208	1,544	2,472	8,538	9,940
Adjusted Homebuilding EBITDA	$74,457	$89,008	$143,529	$465,453	$408,806
Homebuilding revenues	$470,278	$460,199	$753,644	$2,421,257	$2,017,087
Adjusted Homebuilding EBITDA Margin %	15.8%	19.3%	19.0%	19.2%	20.3%

The table set forth below reconciles net cash provided by (used in) operating activities, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended March 31,
	March 31, 2015	March 31, 2014	December 31, 2014	2015	2014
	(Dollars in thousands)

Net cash provided by (used in) operating activities	$(94,071)	$(117,563)	$(103,851)	$(338,905)	$(213,318)
Add:
Provision for income taxes	16,891	23,456	39,738	127,534	78,870
Deferred income tax provision	(16,874)	(23,622)	(4,524)	(92,250)	(94,462)
Homebuilding interest amortized to cost of sales and interest expense	22,638	24,983	39,354	120,767	118,876
Excess tax benefits from share-based payment arrangements	3,369	―	12,444	16,773	―
Less:
Income from financial services subsidiaries	1,208	1,544	2,472	8,538	9,940
Depreciation and amortization from financial services subsidiaries	37	33	36	142	126
Loss on disposal of property and equipment	19	1	5	29	3
Net changes in operating assets and liabilities:
Trade and other receivables	7,008	17,549	(11,820)	(5,764)	11,877
Mortgage loans held for sale	(75,724)	(51,938)	105,946	29,052	(49,255)
Inventories-owned	199,972	188,759	94,418	653,221	531,041
Inventories-not owned	5,878	8,165	13,143	30,740	46,544
Other assets	(76)	833	(7,354)	(10,215)	1,697
Accounts payable	(13,479)	(1,376)	5,439	(21,417)	(16,279)
Accrued liabilities	20,189	21,340	(36,891)	(35,374)	3,284
Adjusted Homebuilding EBITDA	$74,457	$89,008	$143,529	$465,453	$408,806